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                                                                    Exhibit 99.2

                            BONDING SUPPORT AGREEMENT

       This Bonding Support Agreement (the "Agreement") is entered into as of May 22, 2003 by and between Northern Power Systems, Inc., a corporation organized under the laws of Delaware (the "Company") and Proton Energy Systems, Inc., a corporation organized under the laws of Delaware (the "Guarantor").

       WHEREAS, in the transaction of its activities (including but not limited to engineering, procurement and construction activities), the Company is required from time to time to provide its customers or suppliers with bonds or letters of credit (together, the "Bonds") issued by third parties (the "Sureties"), to secure the Company's contractual and/or payment performance;

       WHEREAS, in connection with the issuance of such Bonds, the Company is required to enter into reimbursement or general indemnity agreements, examples of which are attached as Exhibit A-1 and A-2 hereto (the "Reimbursement Agreements"), with such Sureties, whereby the Company agrees to pay the Surety amounts sufficient to reimburse such Surety for claims made upon any Bonds issued by such Surety, as well as other obligations of the type set forth in Exhibit A-1 and A-2 hereto, and may be required to post cash or other collateral to secure its obligations under such Reimbursement Agreements; and

       WHEREAS, the Company and the Guarantor have entered into a Letter of Intent in respect of a possible transaction between the parties, and, in connection with such Letter of Intent, the Guarantor has agreed to provide credit support through December 31, 2003 in an amount not to exceed $2 million to the Company in respect of such Reimbursement Agreements to induce Sureties to issue from time to time Bonds on behalf of the Company (each a "Guaranty" and together the "Guaranties").

       NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor and the Company hereby agree as follows:

       1. Guaranties. Subject to the terms and conditions contained herein, from time to time after the date hereof but prior to December 31, 2003, upon written request of the Company, the Guarantor will promptly execute and deliver one or more Guaranties in favor of one or more Sureties which may be of varying amounts (not to exceed $2 million in the aggregate) as specified by the Company, in substantially the form attached as Exhibit B hereto. Guarantor shall only be obligated to post cash in support of the guaranteed obligations if the same is demanded by any Surety, provided Company shall only be entitled to disclose this Agreement to any Sureties pursuant to Section 10(f) hereof. The aggregate amount of Guaranties outstanding at any time shall not exceed $2 million and the commitment of the Guarantor under such Guaranties shall not extend beyond December 31, 2003.

       2. Requests for Guaranties. The Company may from time to time request a Guaranty to be issued by providing the Guarantor a notice, not less than five (5) business days

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prior to the requested issuance date for such Guaranty, specifying (i) the amount of the requested Guaranty, (ii) the Surety to which such Guaranty is to be issued, (iii) the requested execution and delivery date of the Guaranty, and
(iv) a copy of the applicable unexecuted Reimbursement Agreement and the applicable unexecuted Bond which shall both be substantially in their final form. Each Guaranty will be issued by the Guarantor by executing and delivery such Guaranty in substantially the form attached as Exhibit B hereto and as directed in writing by the Company.

       3. Term of Guaranties. The obligations of the Guarantor hereunder to execute and deliver Guaranties and, unless otherwise agreed to in writing by the Guarantor, the term of any obligation of the Guarantor under any such Guaranty, shall expire no later than the close of business on December 31, 2003.

       4. Payment of Obligations. The Company agrees to pay to the Sureties, when due and payable, in accordance with the terms set forth in the respective Reimbursement Agreement between the Company and the Sureties, the amount of any and all of the obligations or amounts guaranteed pursuant to the respective Reimbursement Agreement. The Company agrees that the terms of any Reimbursement Agreement for which Guarantor is obligated to deliver a Guaranty shall have terms substantially consistent with the express provisions of this Agreement.

       5. Repayment Obligations. The Company acknowledges that from and after the time that the Guarantor makes any payment to any Surety under a Guaranty, the Company shall be obligated to immediately repay the Guarantor for the amount of such payments (the "Repayment Obligations"). The Repayment Obligations payable to the Guarantor shall be paid by wire transfer to the account specified by the Guarantor when payments are due.

       6. Default Interest. Interest shall accrue daily on the Repayment Obligations until paid at a rate equal to 6% per annum, based upon a 360-day year and actual days elapsed.

       7. Payment of Expenses. The Company shall pay: (i) the Guarantor's reasonable attorneys' fees and expenses and other reasonable out-of-pocket expenses and costs incurred in connection with the negotiation, documentation and administration of the Guaranties, including without limitation any fees charged by banks or other institutions and (ii) reasonable costs and expenses (including, without limitation, out-of-pocket attorneys' fees and expenses) of collection of the Repayment Obligations.

       8. General Indemnity. The Company hereby agrees to indemnify the Guarantor and hold it harmless from and against any and all claims, damages, liabilities and reasonable expenses (including fees and disbursements of counsel with whom it may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which the Guarantor may incur or which may be asserted against the Guarantor in connection with this Agreement, any Guaranty or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to any and all claims, damages, liabilities and expenses resulting from any claims commenced (i) by the Company against the Guarantor and arising out of or resulting from any breach by the Guarantor of the obligations under this Agreement or (ii) by any Surety under any Guaranty arising out of or resulting from any breach by the Guarantor of its obligations under any Guaranty.

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       9.     No Legal Obstacle to Agreements.

              (a) The Company. Neither the execution and delivery of this Agreement or any Guaranty, nor the consummation of any transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or of any other agreement or instrument contemplated by this Agreement, has constituted or resulted in or will constitute or result in the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Company. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other person or entity is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement, the transactions contemplated hereby, or execution and delivery of Guaranties in connection hereto.

              (b) The Guarantor. Neither the execution and delivery of this Agreement or any Guaranty, nor the consummation of any transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or of any other agreement or instrument contemplated by this Agreement, has constituted or resulted in or will constitute or result in the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Guarantor. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other person or entity is required to be obtained or made by the Guarantor in connection with the execution, delivery and performance of this Agreement, the transactions contemplated hereby, or execution and delivery of Guaranties in connection hereto.

       10.    Miscellaneous.

              (a) Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

                     (i) by hand (in which case, it will be effective upon delivery);

                     (ii) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or

                     (iii) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service);

       in each case, to the address (or facsimile number) listed below:

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       The Company:         Northern Power Systems, Inc.
                            P.O. Box 999
                            Waitsfield, VT  05673
                            Attention:  President
                            Facsimile:  (802) 496-2953

       The  Guarantor:      Proton Energy Systems, Inc.
                            10 Technology Drive
                            Wallingford, CT  06492
                            Attention:  President
                            Facsimile:  (203) 949-8016

              (b) Entire Agreement. This Agreement (including without limitation Exhibit A-1, A-2 and B hereto) sets forth the entire agreement and understanding among the parties and supersedes any prior written agreement or understanding and any prior or contemporaneous oral agreement or understanding relating to the subject matter hereof.

              (c) Further Assurances. Each of the Company and the Guarantor shall take such action, as they shall each from time to time reasonably request of the other, to effect the purposes of this Agreement, including without limitation the execution and delivery of the Guaranties, as requested in accordance with the terms herein.

              (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, provided that this Agreement may not be assigned by any party without the prior written consent of the other party.

       11. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable shall not be affected thereby, and each portion and provision of this Agreement shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

              (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions or rule that would cause the application of the law of any other jurisdiction.

              (b) No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Surety or any other person or entity, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

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          (c) Amendment. No amendment, modification, termination or waiver of this Agreement shall be effective unless in writing signed by all of the parties hereto.

          (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

          (e) Headings. The headings contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Agreement.

          (f) Confidentiality. This Agreement may be disclosed by Company to any Sureties only with the consent of Guarantor which consent shall not be unreasonably withheld in the event that any Surety shall request that the Company provide a copy hereof, provided that Company shall, of course, be entitled to provide the form of Guaranty to any potential Sureties without such consent.

         [Balance of page intentionally blank; Signature page follows.]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                            Very truly yours,

     [SEAL]                                 NORTHERN POWER SYSTEMS, INC.

                                            By: /S/ Charles Curtis
                                               -----------------------------
                                               Name: Charles Curtis
                                               Title: Chief Financial Officer

     [SEAL]                                 PROTON ENERGY SYSTEMS, INC.

                                            By: /s/ Walter W. Schroeder
                                               -----------------------------
                                               Name: Walter W. Schroeder
                                               Title: President and Chief
                                                      Executive Officer

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                                                                     EXHIBIT A-1

                     [INSERT FORM OF REIMBURSEMENT AGREEMENT
                               RELATING TO A BOND]

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                                                                     EXHIBIT A-2

                     [INSERT FORM OF REIMBURSEMENT AGREEMENT
                         RELATING TO A LETTER OF CREDIT]

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                                                                       EXHIBIT B

                            [Insert Form of Guaranty]